UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

T3 MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35133	20-4987549
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

2990 Airway Avenue
Costa Mesa, California 92626

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 619-3600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 6, 2013, the Company issued 1,962,500 shares of the Company’s unregistered common stock to five accredited investors as a component of the Debenture units sold on November 27, 2012. The Company had been limited by Securities and Exchange Commission requirements at the original date of the Debenture transaction.

On June 6, 2013, the Company issued 250,000 shares of the Company’s unregistered common stock to two accredited investors as a component of the Debenture units sold on March 4, 2013 2012. The Company had been limited by Securities and Exchange Commission requirements at the original date of the Debenture transaction.

On June 6, 2013, the Company issued 2,515,000 shares of the Company’s unregistered common stock to three accredited investors in exchange for the conversion of $251,500 face value of Convertible Debentures issued on November 27, 2012.

On June 11, 2013, the Company issued 500,000 shares of the Company’s unregistered common stock to one accredited investor in exchange for the conversion of $50,000 face value of Convertible Debentures issued on November 27, 2012.

Item 8.01 Other Events.

On May 15, 2013, all of the Company’s Class H warrants expired unexercised. The Class H warrants were registered in the Company’s May 2011 public offering, had an exercise price of $3.00 per share and contained certain voting rights on future financings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 Motion, Inc.

Date: June 11, 2013	By:	/s/ William Tsumpes
Name: William Tsumpes Title: Chief Executive Officer

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